Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                   The name of the Limited Liability Company is:

AFFINITY GROUP, LLC

2.                   The Certificate of Formation of the limited liability company is hereby amended as follows:

ARTICLE I

Name

The name of the limited liability company is GOOD SAM ENTERPRISES, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of May, 2011.

By:	/s/ Brent Moody
Brent Moody
Its: Executive Vice President and
Chief Administrative Officer

CERTIFICATE OF CONVERSION

OF

AFFINITY GROUP, INC.

INTO

AFFINITY GROUP, LLC

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), Affinity Group, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), elects to be converted into a Delaware limited liability company governed by the Act.

Accordingly, the undersigned certifies as follows:

1.                                                      The Corporation was incorporated on November 3, 1986 in the State of Delaware.

2.                                                      The name of the Corporation immediately prior to filing this Certificate of Conversion is Affinity Group, Inc.

3.                                                      The name of the limited liability company as set forth in the Certificate of Formation is Affinity Group, LLC.

4.                                                      The conversion provided for herein shall become effective on the date on which this Certificate of Conversion has been accepted for filing by the Office of the Secretary of State of the State of Delaware.

5.                                                      The conversion provided for herein has been approved by the Board of Directors and the sole stockholder of the Corporation pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 2nd day of March, 2011.

AFFINITY GROUP, INC.

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Its:	Chief Financial Officer

CERTIFICATE OF FORMATION

OF

AFFINITY GROUP, LLC

ARTICLE I

Name

The name of the limited liability company is Affinity Group, LLC.

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of March, 2011.

/s/ Bruce J. Parker
Bruce J. Parker, Organizer